EXHIBIT 99.1

TEXT OF WRITTEN PRESENTATION AT THE

2003 ANNUAL SHAREHOLDER MEETING

Merrill Merchants Bancshares, Inc.

Annual Meeting of Shareholders
April 17, 2003

Financial Highlights

	2002	2001	% Change
	(In Thousands)
Assets	307,316	278,197	10%
Loans, net of Reserve	211,434	185,094	14%
Deposits	238,857	219,309	9%
Net Income	3,845	3,254	18%
Earnings per Share	1.14	0.98	16%
Dividends per Share	0.39	0.29	34%

Net Income Growth Graph

In Thousands	1997	1998	1999	2000	2001	2002
Net Income	1,402	1,916	2,247	2,619	3,254	3,845

23% Compound Annual Growth Rate

Return on Average Assets Graph

	1998	1999	2000	2001	2002
Merrill	1.05%	1.11%	1.16%	1.26%	1.33%
National Peer Group	1.14%	1.09%	1.06%	1.02%	1.09%

Data Source: FFIEC Bank Holding Company Performance Report (Dec. 2002)

Return on Average Equity Graph

	1998	1999	2000	2001	2002
Merrill	12.90%	10.58%	11.94%	13.18%	13.93%
National Peer Group	12.20%	11.44%	11.52%	10.55%	12.00%

Data Source: FFIEC Bank Holding Company Performance Report (Dec. 2002)

Loan Portfolio Composition Chart

Commercial Real Estate	33%
Commercial	25%
Residential	19%
Consumer	17%
Construction	6%

$214.7 Million at 12/31/02

Commercial Diversification Chart

Agriculture/Fishing	4%
Construction	6%
Manufacturing	5%
Transportation	4%
Communication	2%
Utilities	3%
Wholesale Trade	6%
Retail Trade	9%
Automotive	4%
Restaurants	4%
Finance and Insurance	9%
Real Estate	13%
Hotels and Lodging	4%
Healthcare Services	10%
Other Services	17%

Asset Quality Graph

Net Charge-Offs as Percent of Average Loans

	1998	1999	2000	2001	2002
Merrill	0.04%	0.07%	0.03%	0.08%	0.07%
National Peer Group	0.19%	0.18%	0.19%	0.24%	0.22%

Data Source: FFIEC Bank Holding Company Performance Report (Dec. 2002)

Asset Quality (continued)

Non-Performing Assets as Percent of Assets

	1998	1999	2000	2001	2002
Merrill	0.08%	0.15%	0.25%	0.26%	0.25%
National Peer Group	0.59%	0.55%	0.57%	0.69%	0.65%

Data Source: FFIEC Bank Holding Company Performance Report (Dec. 2002)

Deposit Composition Chart

Savings/Money Market	31%
Checking	30%
CD’s under $100,000	23%
CD’s over $100,000	16%

$238.9 Million at 12/31/02

Checking

     8,750 accounts

     $8,200 average balance

Savings/Money Market

     7,100 accounts

     $10,600 average balance

Certificates of Deposit

     3,400 accounts

     $27,100 average balance

Deposit Market Share Graph
Penobscot County
Total Deposits - $1.4 Billion

	Fleet	Key	Other	Peoples	Merrill	Bangor Savings
6/30/94	22%	18%	9%	13%	6%	32%
6/30/02	10%	10%	13%	15%	15%	37%

Data Source: FDIC/OTS Summary of Deposits, June 30, 2002 and 1994

Deposit Market Share Graph
City of Bangor

Total Deposits - $765,207

	Fleet	Key	United/ Kingfield	Peoples	Merrill	Bangor Savings
6/30/94	15%	18%	4%	16%	7%	40%
6/30/02	7%	9%	9%	15%	19%	41%

Data Source: FDIC/OTS Summary of Deposits, June 30, 2002 and 1994

Operating Efficiency Graph

	1998	1999	2000	2001	2002
Merrill	67.7%	67.5%	66.9%	63.8%	62.1%
National Peer Group	63.5%	64.7%	64.8%	65.7%	64.1%

Data Source: FFIEC Bank Holding Company Performance Report (Dec. 2002)

Trust Assets Graph

	1998	1999	2000	2001	2002
$ in Millions	136.5	189.5	224.8	234.8	237.2
Growth Rate	51%	39%	19%	4%	1%

1st Quarter 2003 Results

	1st Quarter
	2003	2002	% Change
	(In Thousands)
Loans, net of Reserve	221,432	191,665	16%
Deposits	232,228	217,961	7%
Net Income	1,019	927	10%
Earnings per Share	0.30	0.28	7%
Dividend per Share	0.11	0.087	26%

Value to Community

•                    Largest publicly traded company in Bangor (market capitalization of $52.5 million)

•                    Annual payroll of $4.7 million

•                    124 employees

•                    Investment in Community during 2002

—           $125,000 in contributions and sponsorships

—           $200,000 in state and local taxes

—           10,000 hours of community and volunteer service

Value to Community (continued)

•                    Community Leadership Roles

—           Action Committee of 50

—           Bangor Historical Society

—           Bangor Symphony Orchestra

—           Bangor Target Area Development Corporation

—           Eastern Maine Healthcare

—           Husson College

—           St. Joseph Healthcare Foundation

—           United Way

—           Warren Center for Communication and Learning

—           YMCA and YWCA

Summary

•                    Proven record of financial performance

•                    Dedicated and experienced employees

•                    Significant ownership by Merrill family (50%)

•                    Management longevity

Merrill Stock Performance

	Initial Investment	Value (a)	Annual Return
Original Shareholder	$46,000	$208,141	15.57%
Oct. 1992 — 1,000 shares at $46.00 (adj. stock basis of $3.81)

	Initial Investment	Value (a)	Annual Return
IPO Shareholder	$12,750	$20,287	10.51%
Aug. 1998 — 1,000 shares at $12.75 (adj. stock basis of $10.79)

(a)          Market Value at 4/16/03 plus cash dividends

Dividend History Graph

	1998	1999	2000	2001	2002
Dividend per Share	$0.11	$0.19	$0.23	$0.29	$0.39
Increase over previous year	450%	73%	21%	26%	34%

Adjusted for 3% stock dividend of March 2003

Stock Performance Comparison Graph

	1998	1999	2000	2001	2002
MERB	100.000	88.016	85.752	114.065	162.194
CAC	100.000	81.707	69.512	91.220	118.049
FNLC		100.000	95.385	136.000	193.723
BHB	100.000	74.211	59.474	75.789	81.263
NASDAQ Bank Index	100.000	99.330	107.284	117.881	121.306
S&P Index	100.000	121.121	110.348	97.329	75.763

Data Source:  Market values for 1998, 1999, 2000, 2001 and 2002 are based on information obtained from NASDAQ

Maine Peer Group Comparison

		Full Year 2002
Company	Div Yield	Div Payout	P/E	ROE	ROA	Effic. Ratio	NPA Ratio
Camden	2.69	32.1	12.0	15.38	1.48	52.7	0.72
Union Tr	2.68	29.4	10.9	12.30	1.20	67.7	0.48
FNBH	2.79	26.2	9.4	11.20	0.78	74.5	0.56
BHB&T	3.94	54.3	13.8	8.64	0.88	70.6	0.21
FNLC	3.09	36.2	13.3	16.34	1.39	50.5	0.27
Average	3.04	35.6	11.9	12.77	1.15	63.2	0.45

Merrill	2.75	31.3	14.0	13.93	1.33	62.1	0.25